UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2010

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2010, the Board of Directors (the “Board”) of EnergySolutions, Inc. (the “Company”) adopted Amended and Restated Bylaws of the Company, effective immediately upon their adoption.  The amendments to Article II Section 1 and Article III Section 3(a) modified the notice procedures for stockholder nomination of persons for election to the Board of Directors and for other business brought before an annual meeting of stockholders by a stockholder to conform to the notice procedures of SEC Rule 14a-8 and the Company’s proxy preparation schedule.  The Board did not amend any other provisions.  The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached hereto, and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Item 3.1                                                       Amended and Restated Bylaws of EnergySolutions, Inc., effective as of July 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: July 23, 2010	By	/s/ Brett A. Hickman
Brett A. Hickman, Executive Vice President, Chief Administrative Officer, General Counsel & Secretary